Exhibit 1(a)

ARTICLES OF INCORPORATION

OF

MITSUBISHI UFJ FINANCIAL GROUP, INC.

CHAPTER I.

GENERAL PROVISIONS

(Trade Name)

Article 1.

The Company shall be called “Kabushiki Kaisha Mitsubishi UFJ Financial Group” and shall be called in English “Mitsubishi UFJ Financial Group, Inc.” (hereinafter referred to as the “Company”).

(Purpose)

Article 2.

The purpose of the Company shall be to engage in the following businesses as a bank holding company:

1.	Administration of management of banks, trust banks, specialized securities companies, insurance companies or other companies which the Company may own as its subsidiaries under the Banking Law; and

2.	Any other businesses incidental to the foregoing businesses mentioned in the preceding item.

(Location of Head Office)

Article 3.

The Company shall have its head office in Chiyoda-ku, Tokyo.

(Organization)

Article 4.

The Company shall establish the following organizations in addition to general meeting of shareholders and directors:

1.	Board of Directors;

2.	Corporate Auditors;

3.	Board of Corporate Auditors; and

4.	Accounting Auditor.

(Method of Public Notice)

Article 5.

Public notices of the Company shall be given in the manner of the publication in the Nihon Keizai Shimbun.

CHAPTER II.

SHARES

(Total Number of Shares Authorized to be Issued)

Article 6.

The aggregate number of shares authorized to be issued by the Company shall be thirty-four billion seventy six million nine hundred one thousand (34,076,901,000) shares, and the aggregate number of each class shares authorized to be issued shall be as set forth below; provided, however, that the aggregate number of shares authorized to be issued with respect to the First to the Fourth Series of Class 5 Preferred Shares shall not exceed four hundred million (400,000,000) in total, the aggregate number of shares authorized to be issued with respect to the First to the Fourth Series of Class 6 Preferred Shares shall not exceed two hundred million (200,000,000) in total, and the aggregate number of shares authorized to be issued with respect to the First to the Fourth Series of Class 7 Preferred Shares shall not exceed two hundred million (200,000,000) in total.

Ordinary Shares:	thirty-three billion (33,000,000,000) shares

Class 3 Preferred Shares:	one hundred twenty million (120,000,000) shares

The First Series of Class 5 Preferred Shares:	four hundred million (400,000,000) shares

The Second Series of Class 5 Preferred Shares:	four hundred million (400,000,000) shares

The Third Series of Class 5 Preferred Shares:	four hundred million (400,000,000) shares

The Fourth Series of Class 5 Preferred Shares:	four hundred million (400,000,000) shares

The First Series of Class 6 Preferred Shares:	two hundred million (200,000,000) shares

The Second Series of Class 6 Preferred Shares:	two hundred million (200,000,000) shares

The Third Series of Class 6 Preferred Shares:	two hundred million (200,000,000) shares

The Fourth Series of Class 6 Preferred Shares:	two hundred million (200,000,000) shares

The First Series of Class 7 Preferred Shares:	two hundred million (200,000,000) shares

The Second Series of Class 7 Preferred Shares:	two hundred million (200,000,000) shares

The Third Series of Class 7 Preferred Shares:	two hundred million (200,000,000) shares

The Fourth Series of Class 7 Preferred Shares:	two hundred million (200,000,000) shares

Class 8 Preferred Shares:	twenty-seven million (27,000,000) shares

Class 11 Preferred Shares:	one thousand (1,000) shares

Class 12 Preferred Shares:	one hundred twenty-nine million nine hundred thousand (129,900,000) shares

(Share Certificates)

Article 7.

The Company shall issue share certificates representing its issued shares.

(Number of Shares Constituting One (1) Unit of Shares and Non-issuance of Share Certificates for Fractional Unit Shares)

Article 8.

1.	The number of shares constituting one (1) unit of shares of the Company shall be one hundred (100) with respect to Ordinary Shares and each class of Preferred Shares, respectively.

2.	Notwithstanding the preceding Article, the Company shall not issue share certificates for fractional unit shares, unless otherwise specified in the Share Handling Regulations.

(Rights Pertaining to Fractional Unit Shares)

Article 9.

A Shareholder of the Company (including a beneficial shareholder; hereinafter the same being applicable) may not exercise any rights with respect to fractional unit shares held by such shareholder, except for the following:

1.	The rights provided for in each item of Article 189, Paragraph 2 of the Company Law;

2.	The right to make a request pursuant to Article 166, Paragraph 1 of the Company Law;

3.	The right to receive an allotment of offered shares and offered stock acquisition rights in proportion to the number of shares held by such shareholder; and

4.	The right to make a request provided for in the following Article.

(Transfer Agent)

Article 10.

A shareholder of the Company may request the Company to sell to the shareholder such number of shares which will, when combined with the fractional unit shares already held by such shareholder, constitute one (1) full unit of shares pursuant to the Share Handling Regulations.

(Record Date)

Article 11.

1.	The Company shall deem the shareholders (including beneficial shareholders; the same shall apply hereinafter) whose names have been entered or recorded in the latest register of shareholders (including the register of beneficial shareholders; the same shall apply hereinafter) as of March 31 of each year to be the shareholders who are entitled to exercise their rights at the ordinary general meeting of shareholders for the relevant business year.

2.	In addition to the above, whenever necessary, the Company may, upon giving prior public notice, fix a date as a record date and may deem the shareholders or registered share pledgees whose names have been entered or recorded in the latest register of shareholders as of such date as the shareholders or the registered share pledgees entitled to exercise their rights.

(Transfer Agent)

Article 12.

1.	The Company shall have a share transfer agent.

2.	The share transfer agent and the handling office thereof shall be designated by resolution of the Board of Directors, and public notice thereof shall be given.

3.	The establishment and retention of the register of shareholders, the register of stock acquisition rights and the register of lost share certificates of the Company and any other businesses with respect to the register of shareholders, the register of stock acquisition rights and the register of lost share certificates of the Company shall be handled by the share transfer agent, not by the Company.

(Share Handling Regulations)

Article 13.

The denomination of share certificates to be issued by the Company, the registration of transfers of shares, the registration of pledges on shares, the entries or records in the register of beneficial shareholders and in the register of lost share certificates as well as in the register of stock acquisition rights, and any other handling with respect to shares and stock acquisition rights as well as the fees therefor shall be governed by the Share Handling Regulations established by the Board of Directors.

CHAPTER III

PREFERRED SHARES

(Preferred Dividends)

Article 14.

1.	The Company shall distribute cash dividends from surplus on Preferred Shares (hereinafter referred to as the “Preferred Dividends”) in such respective amount as prescribed below to the holders of Preferred Shares (hereinafter referred to as the “Preferred Shareholders”) or registered share pledgees who hold pledges over Preferred Shares (hereinafter referred to as the “Registered Preferred Share Pledgees”), whose names have been entered or recorded in the latest register of shareholders as of March 31 of each year, with priority over the holders of Ordinary Shares (hereinafter referred to as the “Ordinary Shareholders”) or registered share pledgees who hold pledges over Ordinary Shares (hereinafter referred to as the “Registered Ordinary Share Pledgees”) ; provided, however, that in the event that the Preferred Interim Dividends provided for in Article 15 hereof have been paid in the relevant business year, the amount so paid shall be deducted accordingly from the amount of the Preferred Dividends set forth below for each relevant class of Preferred Shares.

Class 3 Preferred Shares:	Sixty (60) yen per share per year

The First to the Fourth Series of Class 5 Preferred Shares:	Amount to be determined by resolution of the Board of Directors adopted at the time of issuance of the Class 5 Preferred Shares, up to two hundred fifty (250) yen per share per year

The First to the Fourth Series of Class 6 Preferred Shares:	Amount to be determined by resolution of the Board of Directors adopted at the time of issuance of the Class 6 Preferred Shares, up to one hundred twenty-five (125) yen per share per year

The First to the Fourth Series of Class 7 Preferred Shares:	Amount to be determined by resolution of the Board of Directors adopted at the time of issuance of the Class 7 Preferred Shares, up to one hundred twenty-five (125) yen per share per year

Class 8 Preferred Shares:	Fifteen and ninety hundredths (15.90) yen per share per year

Class 11 Preferred Shares:	Five and thirty hundredths (5.30) yen per share per year

Class 12 Preferred Shares:	Eleven and fifty hundredths (11.50) yen per share per year

2.	If the aggregate amount paid to a Preferred Shareholder or Registered Preferred Share Pledgee as cash dividends from surplus in any particular business year is less than the prescribed amount of the relevant Preferred Dividends, the unpaid amount shall not be carried over to nor cumulated in subsequent business years.

3.	The Company shall not distribute any dividends from surplus to any Preferred Shareholder or Registered Preferred Share Pledgee in excess of the prescribed amount of the relevant Preferred Dividends except for the distribution from surplus in the process of the corporate split (kyushu-bunkatsu) pursuant to Article 758, Item 8 (b) or Article 760, Item 7 (b) of the Corporation Act, or the distribution from surplus in the process of the corporate split (shinsetsu-bunkatsu) pursuant to Article 763, Item 12 (b) or Article 765 Paragraph 1, Item 8 (b) of the said act.

(Preferred Interim Dividends)

Article 15.

In the event of payment of Interim Dividends provided for in Article 51 of these Articles (hereinafter referred to as the “Preferred Interim Dividends”), the Company shall make a cash distribution from surplus in such respective amount as prescribed below for each class of Preferred Shares to the Preferred Shareholders or Registered Preferred Share Pledgees with priority over the Ordinary Shareholders or Registered Ordinary Share Pledgees.

Class 3 Preferred Shares:	Thirty (30) yen per share

The First to the Fourth Series of Class 5 Preferred Shares:	Amount to be determined by resolution of the Board of Directors adopted at the time of issuance of the Class 5 Preferred Shares, up to one hundred twenty-five (125) yen per share

The First to the Fourth Series of Class 6 Preferred Shares:	Amount to be determined by resolution of the Board of Directors adopted at the time of issuance of the Class 6 Preferred Shares, up to sixty-two and fifty hundredths (62.50) yen per share

The First to the Fourth Series of Class 7 Preferred Shares:	Amount to be determined by resolution of the Board of Directors adopted at the time of issuance of the Class 7 Preferred Shares, up to sixty-two and fifty hundredths (62.50) yen per share

Class 8 Preferred Shares:	Seven and ninety-five hundredths (7.95) yen per share

Class 11 Preferred Shares:	Two and sixty-five hundredths (2.65) yen per share

Class 12 Preferred Shares:	Five and seventy-five hundredths (5.75) yen per share

(Distribution of Residual Assets)

Article 16.

1.	If the Company distributes its residual assets in cash upon liquidation, the Company shall pay cash to the Preferred Shareholders or Registered Preferred Share Pledgees with priority over the Ordinary Shareholders or Registered Ordinary Share Pledgees in such respective amount as prescribed below:

Class 3 Preferred Shares:	Two thousand five hundred (2,500) yen per share

The First to the Fourth Series of Class 5 Preferred Shares:	Two thousand five hundred (2,500) yen per share

The First to the Fourth Series of Class 6 Preferred Shares:	Two thousand five hundred (2,500) yen per share

The First to the Fourth Series of Class 7 Preferred Shares:	Two thousand five hundred (2,500) yen per share

Class 8 Preferred Shares:	Three thousand (3,000) yen per share

Class 11 Preferred Shares:	One thousand (1,000) yen per share

Class 12 Preferred Shares:	One thousand (1,000) yen per share

2.	The Company shall not make a distribution of residual assets other than as provided for in the preceding paragraph to the Preferred Shareholders or Registered Preferred Share Pledgees.

(Voting Rights)

Article 17.

Unless otherwise provided for by laws or regulations, the Preferred Shareholders shall not have voting rights at any general meeting of shareholders; provided, however, that the Preferred Shareholders shall have voting rights from (i) the commencement of an ordinary general meeting of shareholders in the event that no proposal for declaration of the Preferred Dividends be paid to the Preferred Shareholders is submitted to such ordinary general meeting of shareholders or (ii) the close of an ordinary general meeting of shareholders in the event that such proposal is rejected at such ordinary general meeting of shareholders, until, in either case, a proposal for declaration of the Preferred Dividends be paid to the Preferred Shareholders is approved at an ordinary general meeting of shareholders.

(Consolidation or Split of Preferred Shares and Rights to Be Allotted Shares, etc.)

Article 18.

1.	Unless otherwise provided for by laws or regulations, the Company shall not consolidate or split any Preferred Shares.

2.	The Company shall not grant the Preferred Shareholders any rights to be allotted shares or stock acquisition rights.

3.	The Company shall not grant the Preferred Shareholders any rights for the free allotment of shares or stock acquisition rights.

(Provisions for Acquisition)

Article 19.

1.	In respect of the First to the Fourth Series of Class 5 Preferred Shares and/or the First to the Fourth Series of Class 6 Preferred Shares, the Company may, after issuance of the respective Preferred Shares and after the lapse of the period designated by resolution of the Board of Directors adopted at the time of the issuance of respective Preferred Shares, acquire such Preferred Shares, in whole or in part, in exchange for the amount of cash as deemed appropriate as the acquisition price giving due consideration to the prevailing market conditions, as determined by such resolution of the Board of Directors, on a certain date as separately determined by the Company by a resolution of the Board of Directors after the issue of the relevant Preferred Shares.

2.	In respect of Class 3 Preferred Shares, the Company may, after issuance of Class 3 Preferred Shares and after February 18, 2010, acquire such Class 3 Preferred Shares, in whole or in part, in exchange for the amount of two thousand five hundred (2,500) yen per one (1) Class 3 Preferred Share, on a certain date as separately determined by the Company by a resolution of the Board of Directors after the issue of such Class 3 Preferred Shares.

3.	Partial acquisition shall be effected pro rata or in lot.

(Right to Request Acquisition)

Article 20.

1.	Any holder of the First to the Fourth Series of Class 6 or the First to the Fourth Series of Class 7 Preferred Shares may request acquisition of such Preferred Shares during the period in which such Preferred Shareholder is entitled to request acquisition as determined by resolution of the Board of Directors adopted at the time of issuance of such Preferred Shares, in exchange for Ordinary Shares of the Company in the number as is calculated by the formula designated by such resolution.

2.	Any holder of Class 8 Preferred Shares, Class 11 Preferred Shares and Class 12 Preferred Shares may request acquisition of the relevant Preferred Shares during the period in which such Preferred Shareholder is entitled to request acquisition as provided for in Attachments 1 through 3, in exchange for Ordinary Shares of the Company in the number as is calculated by the formula provided for in such Attachments 1 through 3.

(Mandatory Acquisition)

Article 21.

1.

The Company shall mandatorily acquire any of the First to the Fourth Series of Class 6 Preferred Shares or the First to the Fourth Series of Class 7 Preferred Shares for which no request for acquisition is made during the period in which the holders of such Preferred Shares is entitled to request acquisition on the day immediately following the last day of such period in exchange for Ordinary Shares in the number as is obtained by dividing an amount equivalent to the subscription price per each relevant Preferred Share by the average daily closing price (including closing bids or offered prices) of Ordinary Shares of the Company (in regular trading) as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading days (excluding a trading day or days on which no closing price or closing bid or offered price is reported) commencing on the forty-fifth (45th) trading day prior to such date; provided, however, that such calculation shall be made to the second decimal place denominated in yen, and rounded up to one decimal place when the fraction beyond it is equal to or more than 0.05 yen, discarding amounts less than 0.05 yen. If the relevant average price is less than the amount determined by resolution of the Board of Directors adopted at the time of issuance of respective Preferred Shares, the relevant Preferred Shares shall be acquired in exchange for Ordinary Shares in the number as is obtained by dividing an amount equivalent to the subscription price per each relevant Preferred Shares by an amount so determined by such resolution of the Board of Directors.

2.	The Company shall mandatorily acquire any of Class 8 Preferred Shares, Class 11 Preferred Shares and Class 12 Preferred Shares for which no request for acquisition is made during the period in which such Preferred Shareholder is entitled to request for acquisition on the day immediately following the last day of such period in exchange for Ordinary Shares in the number as is obtained by dividing an amount equivalent to the subscription price per each relevant Preferred Share by the average daily closing price (including closing bids or offered prices) of Ordinary Shares of the Company (in regular trading) as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading days (excluding a trading day or days on which no closing price or closing bid or offered price is reported) commencing on the forty-fifth (45th) trading day prior to such date; provided, however, that such calculation shall be made to the second decimal place denominated in Yen, and rounded up to the first decimal place when the fraction is equal to or more than 0.05 yen, discarding amounts less than 0.05 yen. If the relevant average price is less than such respective amount as set forth below, the relevant Preferred Shares shall be acquired in exchange for Ordinary Shares in the number as is obtained by dividing the amount equivalent to the subscription price per each relevant Preferred Share by such respective amount as set forth below.

Class 8 Preferred Shares:	One thousand two hundred nine and seventy hundredths (1,209.70) yen per share

Class 11 Preferred Shares:	Eight hundred two and sixty hundredths (802.60) yen per share

Class 12 Preferred Shares:	Seven hundred ninety-five and twenty hundredths (795.20) yen per share

3.	In respect of Class 8 Preferred Shares, Class 11 Preferred Shares and Class 12 Preferred Shares, the amount equivalent to the subscription price referred to in the preceding paragraph shall be such respective amount as prescribed below.

Class 8 Preferred Shares:	Three thousand (3,000) yen per share

Class 11 Preferred Shares:	One thousand (1,000) yen per share

Class 12 Preferred Shares:	One thousand (1,000) yen per share

4.	In the calculation of the number of Ordinary Shares provided for in Paragraph 1 and Paragraph 2 of this article, if any number less than one (1) share is yielded, such fractions shall be handled by the method provided for in Article 234 of the Corporation Act.

(Order of Priority)

Article 22.

All classes of Preferred Shares shall rank pari passu with each other in respect of the payment of Preferred Dividends and Preferred Interim Dividends and the distribution of residual assets.

(Prescription Period)

Article 23.

The provisions set forth in Article 52 of these Articles shall apply mutatis mutandis to the payment of Preferred Dividends and Preferred Interim Dividends.

CHAPTER IV.

GENERAL MEETING OF SHAREHOLDERS

(Convocation)

Article 24.

1.	An ordinary general meeting of shareholders shall be convened within three (3) months from the last day of each business year.

2.	An extraordinary general meeting of shareholders shall be convened whenever necessary.

(Chairman)

Article 25.

1.	The President and Director of the Company shall act as chairman of general meetings of shareholders.

2.	If the President and Director is unable to act as such, one of the other Directors shall act as chairman in accordance with the order of priority previously determined by the Board of Directors.

(Disclosure via Internet and Deemed Delivery of Reference Documents, etc. for General Meetings of Shareholders)

Article 26.

Upon convening a general meeting of shareholders, the Company may deem that the information required to be described or indicated in the reference documents for the general meeting of shareholders, business reports, financial statements and consolidated financial statements shall have been provided to the shareholders when such information is disclosed, pursuant to the Ministry of Justice Ordinances, through a method that uses the Internet.

(Method of Resolution)

Article 27.

1.	Unless otherwise provided for by law or regulation or these Articles of Incorporation, resolutions of a general meeting of shareholders shall be adopted by an affirmative vote of a majority of the voting rights of the shareholders in attendance who are entitled to vote.

2.	Resolutions of a general meeting of shareholders provided for in Article 309, Paragraph 2 of the Corporation Act and resolutions of a general meeting of shareholders for which the method of resolution provided for in the said Paragraph shall be applied mutatis mutandis pursuant to the Corporation Act and other laws and regulations shall be adopted by an affirmative vote of two-thirds (2/3) or more of the voting rights of the shareholders in attendance who hold in the aggregate not less than one-third (1/3) of the total number of voting rights of all shareholders who are entitled to vote.

(Voting by Proxy)

Article 28.

1.	Shareholders may exercise their voting rights at a general meeting of shareholders by appointing one (1) proxy who is one (1) shareholder of the Company entitled to exercise its own voting rights at such meeting.

2.	In the case of the preceding paragraph, the shareholder or the proxy thereof shall submit to the Company a document evidencing authority of the proxy to act as such at each general meeting of shareholders.

(Minutes)

Article 29.

The proceedings of general meetings of shareholders shall be stated or recorded in the minutes pursuant to laws and regulations.

(General Meetings of Holders of Classes of Shares)

Article 30.

1.	The provisions of Articles 25, 26, 28 and 29 of these Articles shall apply mutatis mutandis to general meetings of class shareholders.

2.	The provisions of Article 27, Paragraph 1 of these Articles shall apply mutatis mutandis to the resolutions of general meetings of class shareholders made pursuant to Article 324, Paragraph 1 of the Corporation Act.

3.	The provisions of Article 27, Paragraph 2 of these Articles shall apply mutatis mutandis to the resolutions of general meetings of class shareholders made pursuant to Article 324, Paragraph 2 of the Corporation Act.

CHAPTER V.

DIRECTORS AND BOARD OF DIRECTORS

(Number of Directors and Method of Election)

Article 31.

1.	The Company shall have not more than twenty (20) Directors, who shall be elected at a general meeting of shareholders.

2.	A resolution for the election of Directors shall be adopted at a general meeting of shareholders by an affirmative vote of a majority of the voting rights of the shareholders in attendance who hold voting rights representing in the aggregate one-third (1/3) or more of the total number of voting rights of all shareholders who are entitled to vote.

3.	Resolutions for the election of Directors shall not be made by cumulative voting.

(Term of Office)

Article 32.

The term of office of Directors shall expire at the close of the ordinary general meeting of shareholders held in respect of the last business year ending one (1) year after their election.

(Representative Director and Directors with Executive Power)

Article 33.

1.	The Board of Directors shall, by resolution, elect Representative Director(s) from among the Directors.

2.	Representative Directors shall severally represent the Company.

3.	The Board of Directors shall, by resolution, appoint the President and Director.

4.	The Board of Directors may, by resolution, appoint the Chairman and Director, several Deputy Chairman and Directors, Deputy Presidents, Senior Managing Directors and Managing Directors.

(Board of Directors)

Article 34.

1.	The Board of Directors shall determine the management of the affairs of the Company and supervise the performance of duties of Directors.

2.	Unless otherwise provided for by laws and regulations, the Chairman and Director shall convene meetings of the Board of Directors and act as chairman. If the Chairman and Director is unable to act as such, or if the Board of Directors does not appoint the Chairman and Director by its resolution, one of the other Directors shall act as Chairman and Director in accordance with the order of priority previously determined by the Board of Directors.

3.	Notice to convene a meeting of the Board of Directors shall be given to each Director and Corporate Auditor at least three (3) days prior to the date of such meeting; provided, however, that the foregoing shall not apply in cases of emergency.

4.	Unless otherwise provided for by law or regulation, resolutions of a meeting of the Board of Directors shall be adopted by an affirmative vote of a majority of the Directors present who constitute in number a majority of all the Directors of the Company.

5.	With respect to the matters to be resolved by the Board of Directors, the Company shall deem that such matters were approved by a resolution of the Board of Directors when all the Directors express their agreement in writing or by an electromagnetic device; provided, however, that this provision shall not apply when any Corporate Auditor expresses his/her objection to such matters.

6.	The proceedings of meetings of the Board of Directors shall, pursuant to laws and regulations, be stated or recorded in the minutes, to which the Directors and Corporate Auditors present shall put their names and affix their seals or electronic signatures.

(Remuneration, etc. for Directors)

Article 35.

Remuneration, etc. for Directors shall be determined by resolution of general meeting of shareholders.

(Exemption from Liability of Directors)

Article 36.

In accordance with the provisions of Article 426, Paragraph 1 of the Corporation Act, the Company may, by a resolution of the Board of Directors, exempt Directors (including former Directors) from their liabilities provided for in Article 423, Paragraph 1 of the Corporation Act within the limits stipulated by laws and regulations provided that such Director is bona fide and without gross negligence.

(Limited Liability Agreement with Outside Director)

Article 37.

Pursuant to the provisions of Article 427, Paragraph 1 of the Corporation Act, the Company may execute agreements with Outside Directors, which limit the liability of such Outside Directors arising from any act provided for in Article 423, Paragraph 1 of the Corporation Act; provided, however, that the limit of the liability under such agreements shall be the greater of an amount determined in advance which shall not be less than ten million (10,000,000) yen or the minimum liability amount prescribed by laws or regulations.

CHAPTER VI.

CORPORATE AUDITORS AND

BOARD OF CORPORATE AUDITORS

(Number of Corporate Auditors and Method of Election)

Article 38.

1.	The Company shall have not more than seven (7) Corporate Auditors, who shall be elected at a general meeting of shareholders.

2.	A resolution for the election of Corporate Auditors shall be adopted at a general meeting of shareholders by an affirmative vote of a majority of the voting rights of the shareholders in attendance, who hold voting rights representing in the aggregate one-third (1/3) or more of the total number of voting rights of all shareholders who are entitled to vote.

(Term of Office)

Article 39.

The term of office of Corporate Auditors shall expire at the close of the ordinary general meeting of shareholders held in respect of the last business year ending four (4) years after their election.

(Full-time Corporate Auditors)

Article 40.

The Board of Corporate Auditors shall appoint several full-time Corporate Auditors from among the Corporate Auditors.

(Board of Corporate Auditors)

Article 41.

1.	The Board of Corporate Auditors shall have the authority provided for by law and regulation and also shall determine matters concerning the performance of duties by Corporate Auditors; provided, however, that the Board of Corporate Auditors shall not prevent the Corporate Auditors from exercising their power and authority.

2.	Notice to convene a meeting of the Board of Corporate Auditors shall be given to each Corporate Auditor at least three (3) days prior to the date of such meeting; provided, however, that the foregoing shall not apply in cases of emergency.

3.	Unless otherwise provided for by law or regulation, resolutions of a meeting of the Board of Corporate Auditors shall be adopted by an affirmative vote of a majority of the Corporate Auditors.

4.	The proceedings of meetings of the Board of Corporate Auditors shall be stated or recorded in the minutes pursuant to laws and regulations, to which the Corporate Auditors present shall put their names and affix their seals or electronic signatures.

(Remuneration, etc. for Corporate Auditors)

Article 42.

Remuneration, etc. for Corporate Auditors shall be determined by resolution of general meeting of shareholders.

(Exemption from Liability of Corporate Auditors)

Article 43.

In accordance with the provisions of Article 426, Paragraph 1 of the Corporation Act, the Company may, by a resolution of the Board of Auditors, exempt Corporate Auditors (including former Corporate Auditors) from their liabilities provided for in Article 423, Paragraph 1 of the Corporation Act within the limits stipulated by laws and regulations provided that such Corporate Auditor is bona fide and without gross negligence.

(Limited Liability Agreement with Outside Corporate Auditor)

Article 44.

Pursuant to the provisions of Article 427, Paragraph 1 of the Corporation Act, the Company may execute agreements with Outside Corporate Auditors, limiting the liability of such Outside Corporate Auditors arising from any act provided for in Article 423, Paragraph 1 of the Corporation Act; provided, however, that the limit of the liability under such agreements shall be the greater of an amount determined in advance which shall not be less than ten million (10,000,000) yen or the minimum liability amount prescribed by laws or regulations.

CHAPTER VII.

ACCOUNTING AUDITOR

(Method of Election)

Article 45.

The Accounting Auditor shall be elected at a general meeting of shareholders.

(Term of Office)

Article 46.

1.	The term of office of the Accounting Auditor shall expire at the close of the ordinary general meeting of shareholders held in respect of the last business year ending one (1) year after his/her assumption of office.

2.	The Accounting Auditor shall be deemed to be reappointed at a general meeting of shareholders provided that there is no resolution to the contrary.

(Remuneration, etc. for Accounting Auditor)

Article 47.

Remuneration, etc. for the Accounting Auditor shall be determined by the Representative Director with the consent of the Board of Corporate Auditors.

CHAPTER VIII.

ACCOUNTS

(Business Year)

Article 48.

The business year of the Company shall commence on April 1 of each year and end on March 31 of the following year.

(Acquisition of Own Shares)

Article 49.

Unless otherwise provided for by laws or regulations, the company may determine by a resolution of the Board of Directors to acquire its own shares by obtaining consent of the shareholders as provided for in Article 459, Paragraph 1, Item 1 of the Corporation Law.

(Year-End Dividends)

Article 50.

The Company shall distribute cash dividends from surplus (referred to as the “Year-End Dividends” in these Articles of Incorporation) to the shareholders or registered share pledgees whose names have been entered or recorded in the latest register of shareholders as of March 31 of each year.

(Interim Dividends)

Article 51.

By resolution of the Board of Directors, the Company may distribute cash dividends from surplus pursuant to Article 454, Paragraph 5 of the Corporation Act (referred to as the “Interim Dividends” in these Articles of Incorporation) to the shareholders or registered share pledgees whose names have been entered or recorded in the latest register of shareholders as of September 30 of each year.

(Prescription Period for Payment of Dividends)

Article 52.

In the event that the dividends from surplus are to be paid in cash, the Company shall be released from the obligation to distribute dividends from surplus if such distribution has not been accepted after the lapse of five (5) full years from the date of commencement of payment thereof. Year-End Dividends and Interim Dividends of the Company shall bear no interest.

SUPPLEMENT

Article 1.

Amendments to Article 6, Article 8 through Article 16, Article 19, Article 21, Article 50 and Article 51 hereof (except for the deletions in the Articles of Incorporation pertaining to Class 9 Preferred Shares and Class 10 Preferred Shares) shall have effect from the date September 30, 2007, on which stock splits of the Ordinary Shares and the Preferred Shares of the Company, pursuant to the resolution of the Meeting of the Board of Directors of the Company held on May 23, 2007, will enter into force.

Article 2.

Article 18, Paragraph 1 hereof shall not applied to stock splits of the Preferred Shares of the Company which will enter into force on September 30, 2007, pursuant to the resolution of the Meeting of the Board of Directors of the Company held on May 23, 2007.

- End -

Date of Establishment

April 2, 2001

Date of Amendment

June 27, 2002

June 27, 2003

June 29, 2004

June 29, 2005

October 1, 2005

(However, the Amendments to Articles of 5, 11, 12 (except for the amendment to Article 12 changing the reference to Article 37 into that to Article 38), 13,17, 18 and 39 shall be effective from October 3, 2005.)

June 29, 2006

June 28, 2007

(However, the Amendments to Article 6, Article 8 through Article 16, Article 19, Article 21, Article 50 and Article 51 (except for the deletions in the Articles of Incorporation pertaining to Class 9 Preferred Shares and Class 10 Preferred Shares) shall be effective from September 30, 2007.)

(Attachment 1)

Request for Acquisition of Class 8 Preferred Shares

Any Class 8 Preferred Shareholder may request acquisition of Class 8 Preferred Shares during the period in which such Preferred Shareholder is entitled to request acquisition as provided for in Paragraph 1 of this Attachment, in exchange for Ordinary Shares of the Company in the number as is calculated by the formula provided for in Paragraph 2 and 3 of this Attachment.

1.	Period during which Preferred Shareholders are Entitled to Request Acquisition

On and after the issuance date of the Class 8 Preferred Shares to and including July 31, 2008

2.	Number of Ordinary Shares to be Delivered in Exchange for Acquisition

The number of the Ordinary Shares to be delivered in exchange for acquisition of Class 8 Preferred Shares shall be as follows:

Number of the Ordinary Shares to be delivered in exchange for acquisition	=	Number of the Class 8 Preferred Shares requested for acquisition by their holders	x	3,000 yen
Acquisition price

In the calculation of the number of the Ordinary Shares to be delivered in exchange for the acquisition, such number shall be calculated by rounding up to the nearest tenth whole number. In the calculation of the number of Ordinary Shares provided for above, if any shares less than one (1) unit are yielded, a request for purchase of such fractional unit shares shall be deemed to be exercised and an amount of cash equivalent to the value of such fractional unit shares shall be paid.

3.	Acquisition Price and Other Conditions

a.	Initial Acquisition Price

The initial acquisition price shall be one million six hundred ninety-three thousand five hundred (1,693,500) yen.

b.	Reset of Acquisition Price

The acquisition price shall be reset on August 1, 2006 and August 1, 2007 (each, hereinafter referred to as the “Reset Date”) to the amount obtained by multiplying the average daily closing price (including closing bids or offered prices) of the Ordinary Shares of the Company (in regular trading) as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading days (excluding a trading day or days on which no closing price or closing bid or offered price is reported) commencing on the forty-fifth (45th) trading day prior to the relevant Reset Date by 1.025 (calculated by rounding up to the first decimal place when the fraction is equal to or more than 0.05 yen, discarding amounts less than 0.05 yen); provided, however, that if the acquisition price so calculated is less than one million six hundred ninety-three thousand and five hundred (1,693,500) yen (subject to any adjustment in accordance with c. below) (hereinafter referred to as the “Acquisition Floor Price”), the acquisition price shall be equal to the Acquisition Floor Price. If, during the above-described forty-five (45) trading day period, any event has occurred which would require an adjustment in accordance with c. below, the average price above shall be adjusted in a manner consistent with c. below.

c.	Adjustment of Acquisition Price

(a)	After the issuance of the Class 8 Preferred Shares, the acquisition price (including the Acquisition Floor Price) will be adjusted in accordance with the following formula (hereinafter referred to as the “Acquisition Price Adjustment Formula”) in the event any of the items set forth below occurs; provided, however, that if the acquisition price when adjusted in accordance with the Acquisition Price Adjustment Formula is less than one hundred (100) yen, the acquisition price after adjustment shall be one hundred (100) yen.

Acquisition price after adjustment	=	Acquisition price before adjustment	x	Number of Ordinary Shares already issued	+	Number of Ordinary Shares to be newly issued or transferred	x	Subscription price per share
Current market price per share
				Number of Ordinary Shares already issued		+ Number of Ordinary Shares to be newly issued or transferred

(i)	In the event that the Company issues Ordinary Shares or transfers Ordinary Shares held by the Company at a subscription price less than the current market price to be used in the Acquisition Price Adjustment Formula (except for any acquisition of securities (interests) which will be acquired by the Company in exchange for the Ordinary Shares or securities (interests) which will be caused by the holder of such securities (interests) to be acquired by the Company in exchange for the Ordinary Shares, or the exercise of stock acquisition rights):

The acquisition price after adjustment shall become effective as of the date immediately following the payment date or the last date of the payment period, or as of the date immediately following the record date (if set) for the issuance or the transfer of such Ordinary Shares to shareholders.

(ii)	In the event that the Company splits Ordinary Shares or conducts free allotment of Ordinary Shares (including those in which the Company transfers its own shares):

The acquisition price after adjustment shall become effective as of the date immediately following the record date set for the stock split or free allotment of such Ordinary Shares.

However, if the Board of Directors of the Company determines that the stock split or free allotment of Ordinary Shares (including the cases in which the Company transfers its own shares) thereby shall be effected by an increase of stated capital by virtue of the reduction of the amount of surplus and the record date set for the stock split or free allotment of such Ordinary Shares to shareholders falls on or prior to the date of the closing of the relevant ordinary general meeting of shareholders held to approve the increase of the stated capital, the acquisition price after adjustment shall become effective as of the date immediately following the date on which the ordinary general meeting of shareholders approving such increase is concluded.

(iii)	In the event that the Company issues (including free allotment) securities (interests) which will be acquired by the Company in exchange for the Ordinary Shares or the stock acquisition rights to acquire Ordinary Shares, or securities (interests) which will be caused by the holder of such securities (interests) to be acquired by the Company in exchange for the Ordinary Shares, or the stock acquisition rights to acquire Ordinary Shares(including the bonds with stock acquisition rights), in either case, at a price less than the current market price to be applied to the Acquisition Price Adjustment Formula:

The acquisition price after adjustment shall become effective as of the date immediately following the payment date or the last date of the payment period of such securities (interests) or as of the date immediately following the record date (if set) for the issuance or the issuance of such securities (interests) to shareholders, on the assumption that all such securities (interests) are acquired or all the stock acquisition rights are exercised on the payment date or the last date of the payment period of such securities (interests) or at the close of the record date set for the issuance of such securities (interests), as the case may be.

(b)	In addition to the events set forth above, if an adjustment of the acquisition price (including the Acquisition Floor Price) is required by virtue of any amalgamation or merger, capital reduction, or consolidation of Ordinary Shares, etc., the acquisition price shall be adjusted to such price as the Board of Directors of the Company determines appropriate.

(c)	The “Current market price per share” in the Acquisition Price Adjustment Formula means the average daily closing price (including closing bids or offered prices) of Ordinary Shares of the Company (in regular trading) as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading days (excluding a trading day or days on which no closing price or closing bid or offered price is reported) commencing on the forty-fifth (45th) trading day prior to the date on which the acquisition price after adjustment becomes effective (or, in the case as provided for in the proviso of c. (a) (ii) above, the record date set for the stock split or free allotment of Ordinary Shares to shareholders), calculated by rounding up to the nearest first decimal place when the fraction is equal to or more than 0.05 yen, discarding amounts less than 0.05 yen.

If any of the events of adjustment of acquisition price as set forth in c. (a) or (b) above occurs during the above forty-five (45) trading day period, the average price above shall be adjusted in a manner consistent with c. (a) or (b) above.

(d)	The “Acquisition price before adjustment” in the Acquisition Price Adjustment Formula means the acquisition price in effect on the date immediately preceding the date on which the acquisition price after adjustment becomes effective, and the “Number of Ordinary Shares already issued” in the Acquisition Price Adjustment Formula means the number of Ordinary Shares of the Company issued and outstanding (excluding the number of Ordinary Shares held by the Company) on the record date (if set) for the issuance, transfer, stock split or free allotment to shareholders, or if such date is not set, on the date one (1) calendar month prior to the date on which the acquisition price after adjustment is to become effective.

(e)	The “Subscription price per share” in the Acquisition Price Adjustment Formula means (1) in the event that the Company issues or transfers Ordinary Shares with a subscription price less than the current market price as set forth in c. (a) (i) above, such subscription price (in the event that payment thereof is made by any consideration other than cash, the fair value of such consideration), (2) in the event that the Company splits Ordinary Shares or conducts free allotment of Ordinary Shares as set forth in c. (a) (ii) above (including those in which the Company transfers its own shares), zero, and (3) in the event that the Company issues (including free allotment) securities (interests) which will be acquired by the Company in exchange for the Ordinary Shares or the stock acquisition rights to acquire Ordinary Shares, securities (interests) which will be caused by the holder of such securities (interests) to be acquired by the Company in exchange for the Ordinary Shares, or the stock acquisition rights to acquire Ordinary Shares (including the bonds with stock acquisition rights) at a price less than the current market price as set forth in c. (a) (iii) above, the relevant acquisition or exercise price.

(f)	The result of the calculation by the Acquisition Price Adjustment Formula shall be rounded up to the nearest first decimal place when the fraction is equal to or more than 0.05 yen, discarding amounts less than 0.05 yen.

(g)	In the event that the difference between the acquisition price after adjustment calculated by the Acquisition Price Adjustment Formula and the acquisition price before adjustment is less than one (1) yen, no adjustment shall be made; provided, however, that if any event occurs thereafter that would require adjustment of the acquisition price, when calculating the acquisition price, such difference shall be deducted from the acquisition price before adjustment in the Acquisition Price Adjustment Formula.

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(Attachment 2)

Request for Acquisition of Class 11 Preferred Shares

Any Class 11 Preferred Shareholder may request acquisition of Class 11 Preferred Shares during the period in which such Preferred Shareholder is entitled to request acquisition as provided for in Paragraph 1 of this Attachment, in exchange for Ordinary Shares of the Company in the number as is calculated by the formula provided for in Paragraph 2 and 3 of this Attachment.

1.	Period during which Preferred Shareholders are Entitled to Request Acquisition

On and after the issuance date of the Class 11 Preferred Shares to and including July 31, 2014

2.	Number of Ordinary Shares to be Delivered in Exchange for Acquisition

The number of the Ordinary Shares to be delivered in exchange for acquisition of Class 11 Preferred Shares shall be as follows:

Number of the Ordinary Shares to be delivered in exchange for acquisition	=	Number of the Class 11 Preferred Shares requested for acquisition by their holders	x	1,000 yen
Acquisition price

In the calculation of the number of the Ordinary Shares to be delivered in exchange for the acquisition, such number shall be calculated by rounding up to the nearest tenth whole number. In the calculation of the number of Ordinary Shares provided for above, if any shares less than one (1) unit are yielded, such fractions shall be deemed to be exercised and an amount of cash equivalent to the value of such fractional unit shares shall be paid.

3.	Acquisition Price and Other Conditions

a.	Initial Acquisition Price

The initial acquisition price shall be nine hundred eighteen thousand seven hundred (918,700) yen.

b.	Reset of Acquisition Price

If the average daily closing price (including closing bids or offered prices) of Ordinary Shares of the Company (in regular trading) as reported by the Tokyo Stock Exchange (any fraction less than one (1) yen being rounded up to the nearest one (1) yen) for thirty (30) consecutive Trading Days (“Trading Day” means a day on which a closing price (including closing bids or offered prices) (in regular trading) for the Ordinary Shares of the Company is reported on the Tokyo Stock Exchange) (such thirty (30) Trading Day period shall hereinafter be referred to as the “Reset Calculation Period”) ending on July 15 of each year from 2006 through and including 2013 (or, if any such day is not a Trading Day, the Trading Day immediately preceding such day) (each, hereinafter referred to as the “Setting Date”) is at least one (1) yen less than the acquisition price effective as of the relevant Setting Date, the acquisition price shall, effective as of the August 1 immediately following the relevant Setting Date (each, hereinafter referred to as the “Effective Date”), be reset to the average daily closing price as calculated in the manner set forth above.

However, if such amount so calculated is less than nine hundred eighteen thousand seven hundred (918,700) yen (subject to any adjustment in accordance with c. below) (hereinafter referred to as the “Acquisition Floor Price”), the acquisition price shall be equal to the Acquisition Floor Price. If, during the Reset Calculation Period, any event has occurred which would require adjustment in accordance with c. below, the average price above shall be adjusted in a manner consistent with c. below.

c.	Adjustment of Acquisition Price

(a)

After the issuance of the Class 11 Preferred Shares, the acquisition price (including the Acquisition Floor Price) will be adjusted in accordance with the following formula (hereinafter referred to as the “Acquisition Price Adjustment Formula”) in the event any of the items set forth below occurs; provided, however, that if the acquisition price when adjusted in accordance with the Acquisition Price Adjustment Formula is less than one hundred (100) yen, the acquisition price after adjustment shall be one hundred (100) yen.

Acquisition price after adjustment	=	Acquisition price before adjustment	x	Number of Ordinary Shares already issued	+	Number of Ordinary Shares to be newly issued or transferred	x	Subscription price per share
Current market price per share
				Number of Ordinary Shares already issued		+ Number of Ordinary Shares to be newly issued or transferred

(i)	In the event that the Company issues Ordinary Shares or transfers Ordinary Shares held by the Company at a subscription price less than the current market price to be used in the Acquisition Price Adjustment Formula (except for any acquisition of securities (interests) which will be acquired by the Company in exchange for the Ordinary Shares or securities (interests) which will be caused by the holder of such securities (interests) to be acquired by the Company in exchange for the Ordinary Shares, or the exercise of stock acquisition rights):

The acquisition price after adjustment shall become effective as of the date immediately following the payment date or the last date of the payment period, or as of the date immediately following the record date (if set) for the issuance or the transfer of such Ordinary Shares to shareholders.

(ii)	In the event that the Company splits Ordinary Shares or conducts free allotment of Ordinary Shares (including those in which the Company transfers its own shares):

The acquisition price after adjustment shall become effective as of the date immediately following the record date set for the stock split or free allotment of such Ordinary Shares.

However, if the Board of Directors of the Company determines that the stock split or free allotment of Ordinary Shares (including the cases in which the Company transfers its own shares) thereby shall be effected by an increase of stated capital by virtue of the reduction of the amount of surplus and the record date set for the stock split or free allotment of such Ordinary Shares to shareholders falls on or prior to the date of the closing of the relevant ordinary general meeting of shareholders held to approve the increase of the stated capital, the acquisition price after adjustment shall become effective as of the date immediately following the date on which the ordinary general meeting of shareholders approving such increase is concluded.

(iii)	In the event that the Company issues (including free allotment) securities (interests) which will be acquired by the Company in exchange for the Ordinary Shares or the stock acquisition rights to acquire Ordinary Shares, or securities (interests) which will be caused by the holder of such securities (interests) to be acquired by the Company in exchange for the Ordinary Shares, or the stock acquisition rights to acquire Ordinary Shares (including the bonds with stock acquisition rights), in either case, at a price less than the current market price to be applied to the Acquisition Price Adjustment Formula:

The acquisition price after adjustment shall become effective as of the date immediately following the payment date or the last date of the payment period of such securities (interests) or as of the date immediately following the record date (if set) for the issuance or the issuance of such securities (interests) to shareholders, on the assumption that all such securities (interests) are acquired or all the stock acquisition rights are exercised on the payment date or the last date of the payment period of such securities (interests) or at the close of the record date set for the issuance of such securities (interests), as the case may be.

(b)	In addition to the events set forth above, if an adjustment of the acquisition price (including the Acquisition Floor Price) is required by virtue of any amalgamation or merger, capital reduction, or consolidation of Ordinary Shares, etc., the acquisition price shall be adjusted to such price as the Board of Directors of the Company determines appropriate.

(c)	The “Current market price per share” in the Acquisition Price Adjustment Formula means the average daily closing price (including closing bids or offered prices) of Ordinary Shares of the Company (in regular trading) as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading days (excluding a trading day or days on which no closing price or closing bid or offered price is reported) commencing on the forty-fifth (45th) trading day prior to the date on which the acquisition price after adjustment becomes effective (or, in the case as provided for in the proviso of c.(a)(ii) above, the record date set for the stock split or free allotment of Ordinary Shares to shareholders), calculated by rounding up to the nearest first decimal place when the fraction is equal to or more than 0.05 yen, discarding amounts less than 0.05 yen.

If any of the events of adjustment of acquisition price as set forth in c.(a) or (b) above occurs during the above forty-five (45) trading day period, the average price above shall be adjusted in a manner consistent with c.(a) or (b) above.

(d)	The “Acquisition price before adjustment” in the Acquisition Price Adjustment Formula means the acquisition price in effect on the date immediately preceding the date on which the acquisition price after adjustment becomes effective, and the “Number of Ordinary Shares already issued” in the Acquisition Price Adjustment Formula means the number of Ordinary Shares of the Company issued and outstanding (excluding the number of Ordinary Shares held by the Company) on the record date (if set) for the issuance, transfer, stock split or free allotment to shareholders, or if such date is not set, on the date one (1) calendar month prior to the date on which the acquisition price after adjustment is to become effective.

(e)	The “Subscription price per share” in the Acquisition Price Adjustment Formula means (1) in the event that the Company issues or transfers Ordinary Shares with a subscription price less than the current market price as set forth in c.(a)(i) above, such subscription price (in the event that payment thereof is made by any consideration other than cash, the fair value of such consideration), (2) in the event that the Company splits Ordinary Shares or conducts free allotment of Ordinary Shares as set forth in c.(a)(ii) above (including those in which the Company transfers its own shares), zero, and (3) in the event that the Company issues (including free allotment) securities (interests) which will be acquired by the Company in exchange for the Ordinary Shares or the stock acquisition rights to acquire Ordinary Shares, securities (interests) which will be caused by the holder of such securities (interests) to be acquired by the Company in exchange for the Ordinary Shares, or the stock acquisition rights to acquire Ordinary Shares (including the bonds with stock acquisition rights) at a price less than the current market price as set forth in c.(a)(iii) above, the relevant acquisition or exercise price.

(f)	The result of the calculation by the Acquisition Price Adjustment Formula shall be rounded up to the nearest first decimal place yen when the fraction is equal to or more than 0.05 yen, discarding amounts less than 0.05 yen.

(g)	In the event that the difference between the acquisition price after adjustment calculated by the Acquisition Price Adjustment Formula and the acquisition price before adjustment is less than one (1) yen, no adjustment shall be made; provided, however, that if any event occurs thereafter that would require adjustment of the acquisition price, when calculating the acquisition price, such difference shall be deducted from the acquisition price before adjustment in the Acquisition Price Adjustment Formula.

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(Attachment 3)

Request for Acquisition of Class 12 Preferred Shares

Any Class 12 Preferred Shareholder may request acquisition of Class 12 Preferred Shares during the period in which such Preferred Shareholder is entitled to request acquisition as provided for in Paragraph 1 of this Attachment, in exchange for Ordinary Shares of the Company in the number as is calculated by the formula provided for in Paragraph 2 and 3 of this Attachment.:

1.	Period during which Preferred Shareholders are Entitled to Request Acquisition

On and after the issuance date of the Class 12 Preferred Shares to and including July 31, 2009

2.	Number of Ordinary Shares to be Delivered in Exchange for Acquisition

The number of the Ordinary Shares to be delivered in exchange for acquisition of Class 12 Preferred Shares shall be as follows:

Number of the Ordinary Shares to be delivered in exchange for acquisition	=	Number of the Class 12 Preferred Shares requested for acquisition by their holders	x	1,000 yen
Acquisition price

In the calculation of the number of the Ordinary Shares to be delivered in exchange for acquisition, such number shall be calculated by rounding up to the nearest tenth whole number. In the calculation of the number of Ordinary Shares provided for above, if any shares less than one (1) unite are yielded, such fractional unit shares shall be deemed to be exercised and an amount of cash equivalent to the value of such fractional unit shares shall be paid.

3.	Acquisition Price and Other Conditions

a.	Initial Acquisition Price

The initial acquisition price shall be seven hundred ninety-six thousand (796,000) yen.

b.	Reset of Acquisition Price

If the Average AQR Price (defined below) of Ordinary Shares of the Company as reported by the Tokyo Stock Exchange for thirty (30) consecutive Trading Days (“Trading Day” means a day on which the last sale price (in regular trading) for the Ordinary Shares of the Company is reported on the Tokyo Stock Exchange) (such thirty Trading Day period shall hereinafter be referred to as the “Reset Calculation Period”) ending on June 15 of each year from 2006 through and including 2008 (or, if any such day is not a Trading Day, the Trading Day immediately preceding such day) (each, hereinafter referred to as the “Setting Date”) is at least one (1) yen less than the acquisition price effective as of the relevant Setting Date, the acquisition price shall, effective as of June 30 immediately following the relevant Setting Date (each, hereinafter referred to as the “Effective Date”), be reset to the Average AQR Price as calculated in the manner set forth above.

However, if such amount so calculated is less than seven hundred ninety-six thousand (796,000) yen (subject to any adjustment in accordance with c. below) (hereinafter referred to as the “Acquisition Floor Price”), the acquisition price shall be equal to the Acquisition Floor Price.

The “Average AQR Price” of Ordinary Shares of the Company means the arithmetic mean (calculated by the Company and any fraction less than one (1) yen being rounded up to the nearest one (1) yen) of (x) the daily weighted average price of Ordinary Shares of the Company as reported by the Tokyo Stock Exchange on each Trading Day during the Reset Calculation Period, which weighted average price is announced on such page as designated by Bloomberg L.P. on its screen entitled “JT Equity AQR” to show the weighted average price of Ordinary Shares of the Company as reported by the Tokyo Stock Exchange, or such other page or service as may replace such page (hereinafter collectively referred to as the “Reference Screen”), provided by Bloomberg L.P. between 10:00 a.m. and 11:00 a.m. (London time), or (y) if the relevant Reference Screen is not available in respect of any aforementioned Trading Day, the last sale price (in regular trading) of Ordinary Shares of the Company as reported by the Tokyo Stock Exchange for that Trading Day, in each case subject to any adjustment which becomes effective during the Reset Calculation Period in accordance with c. below.

c.	Adjustment of Acquisition Price

(a)	After the issuance of the Class 12 Preferred Shares, the acquisition price (including the Acquisition Floor Price) will be adjusted in accordance with the following formula (hereinafter referred to as the “Acquisition Price Adjustment Formula”) in the event any of the items set forth below occurs; provided, however, that if the acquisition price when adjusted in accordance with the Acquisition Price Adjustment Formula is less than one hundred (100) yen, the acquisition price after adjustment shall be one hundred (100) yen.

Acquisition price after adjustment	=	Acquisition price before adjustment	x	Number of Ordinary Shares already issued	+	Number of Ordinary Shares to be newly issued or transferred	x	Subscription price per share
Current market price per share
				Number of Ordinary Shares already issued		+	Number of Ordinary Shares to be newly issued or transferred

(i)	In the event that the Company issues Ordinary Shares or transfers Ordinary Shares held by the Company at a subscription price less than the current market price to be used in the Acquisition Price Adjustment Formula (except for any acquisition of securities (interests) which will be acquired by the Company in exchange for the Ordinary Shares or securities (interests) which will be caused by the holder of such securities (interests) to be acquired by the Company in exchange for the Ordinary Shares, or the exercise of stock acquisition rights):

The acquisition price after adjustment shall become effective as of the date immediately following the payment date or the last date of the payment period, or as of the date immediately following the record date (if set) for the issuance or the transfer of such Ordinary Shares to shareholders.

(ii)	In the event that the Company splits Ordinary Shares or conducts free allotment of Ordinary Shares (including those in which the Company transfers its own shares):

The acquisition price after adjustment shall become effective as of the date immediately following the record date set for the stock split or free allotment of such Ordinary Shares.

However, if the Board of Directors of the Company determines that the stock split or free allotment of Ordinary Shares (including the cases in which the Company transfers its own shares) thereby shall be effected by an increase of stated capital by virtue of the reduction of the amount of surplus and the record date set for the stock split or free allotment of such Ordinary Shares to shareholders falls on or prior to the date of the closing of the relevant ordinary general meeting of shareholders held to approve the increase of the stated capital, the acquisition price after adjustment shall become effective as of the date immediately following the date on which the ordinary general meeting of shareholders approving such increase is concluded.

(iii)	In the event that the Company issues (including free allotment) securities (interests) which will be acquired by the Company in exchange for the Ordinary Shares or the stock acquisition rights to acquire Ordinary Shares, or securities (interests) which will be caused by the holder of such securities (interests) to be acquired by the Company in exchange for the Ordinary Shares, or the stock acquisition rights to acquire Ordinary Shares (including the bonds with stock acquisition rights), in either case, at a price less than the current market price to be applied to the Acquisition Price Adjustment Formula:

The acquisition price after adjustment shall become effective as of the date immediately following the payment date or the last date of the payment period of such securities (interests) or as of the date immediately following the record date (if set) for the issuance or the issuance of such securities (interests) to shareholders, on the assumption that all such securities (interests) are acquired or all the stock acquisition rights are exercised on the payment date or the last date of the payment period of such securities (interests) or at the close of the record date set for the issuance of such securities (interests), as the case may be.

(b)	In addition to the events set forth above, if an adjustment of the acquisition price (including the Acquisition Floor Price) is required by virtue of any amalgamation or merger, capital reduction, or consolidation of Ordinary Shares, etc., the acquisition price shall be adjusted to such price as the Board of Directors of the Company determines appropriate.

(c)	The “Current market price per share” in the Acquisition Price Adjustment Formula means the average daily closing price (including closing bids or offered prices) of Ordinary Shares of the Company (in regular trading) as reported by the Tokyo Stock Exchange for the thirty (30) consecutive trading days (excluding a trading day or days on which no closing price or closing bid or offered price is reported) commencing on the forty-fifth (45th) trading day prior to the date on which the acquisition price after adjustment becomes effective (or, in the case as provided for in the proviso of c.(a)(ii) above, the record date set for the stock split or free allotment of Ordinary Shares to shareholders), calculated by rounding up to the nearest first decimal place when the fraction is equal to or more than 0.05 yen, discarding amounts less than 0.05 yen.

If any of the events of adjustment of acquisition price as set forth in c.(a) or (b) above occurs during the above forty-five (45) trading day period, the average price above shall be adjusted in a manner consistent with c.(a) or (b) above.

(d)	The “Acquisition price before adjustment” in the Acquisition Price Adjustment Formula means the acquisition price in effect on the date immediately preceding the date on which the acquisition price after adjustment becomes effective, and the “Number of Ordinary Shares already issued” in the Acquisition Price Adjustment Formula means the number of Ordinary Shares of the Company issued and outstanding (excluding the number of Ordinary Shares held by the Company) on the record date (if set) for the issuance, transfer, stock split or free allotment to shareholders, or if such date is not set, on the date one (1) calendar month prior to the date on which the acquisition price after adjustment is to become effective.

(e)	The “Subscription price per share” in the Acquisition Price Adjustment Formula means (1) in the event that the Company issues or transfers Ordinary Shares with a subscription price less than the current market price as set forth in c.(a)(i) above, such subscription price (in the event that payment thereof is made by any consideration other than cash, the fair value of such consideration), (2) in the event that the Company splits Ordinary Shares or conducts free allotment of Ordinary Shares as set forth in c.(a)(ii) above (including those in which the Company transfers its own shares), zero, and (3) in the event that the Company issues (including free allotment) securities (interests) which will be acquired by the Company in exchange for the Ordinary Shares or the stock acquisition rights to acquire Ordinary Shares, securities (interests) which will be caused by the holder of such securities (interests) to be acquired by the Company in exchange for the Ordinary Shares, or the stock acquisition rights to acquire Ordinary Shares (including the bonds with stock acquisition rights) at a price less than the current market price as set forth in c.(a)(iii) above, the relevant acquisition or exercise price.

(f)	The result of the calculation by the Acquisition Price Adjustment Formula shall be rounded up to the nearest first decimal place when the fraction is equal to or more than 0.05 yen, discarding amounts less than 0.05 yen.

(g)	In the event that the difference between the acquisition price after adjustment calculated by the Acquisition Price Adjustment Formula and the acquisition price before adjustment is less than one (1) yen, no adjustment shall be made; provided, however, that if any event occurs thereafter that would require adjustment of the acquisition price, when calculating the acquisition price, such difference shall be deducted from the acquisition price before adjustment in the Acquisition Price Adjustment Formula.

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